FORM 8-K

UNITED STATE
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 4, 2009

AMERICAN HOME FOOD PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

New York	0-26112	41-1759882
(State of Jurisdiction)	(Commission File Number)	(IRS Employer ID No.)

500 West 37th Street	New York, New York	10018
(Address of Principal Executive offices)		(Zip Code)

Registrant's telephone number, including area code 212-871-3150

Title of each class Common Stock $.001 par value	Name of each exchange on which registered OTC Electronic Bulletin Board

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Election of Directors or Certain Officers.

At a board of directors meeting held on December 4, 2009, Donald P. Moriarty, Jr. was elected to fill the vacant seat on the Registrant’s board of directors.  The board has not yet determined to which committees Mr. Moriarty will be appointed, although his experience in brand marketing and advertising will enhance the composition of the Company’s board.

Mr. Moriarty has over 25 years of experience in the advertising and marketing industry.  During this time, he has worked for several of New York’s largest advertising agencies including Benton & Bowles and Saatchi & Saatchi (Backer & Spielvogel) representing well-known advertisers including Kraft (General Foods), Miller Brewing Company, Moet & Chandon and Johnnie Walker and its parent company Diageo.

In 1991, Mr. Moriarty founded his own advertising and marketing services agency, Moriarty Communications, which provided a wide range of services and worked on various projects with Virgin Lightships, the NBC Television Network’s coverage of the Summer Olympics in Barcelona, and Miller Brewing Company.  He later formed a partnership with Sir Richard Branson of the Virgin Group in London to form CMG Communications, an award-winning advertising agency.  In 2006, he sold his interest in CMG Communications.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN HOME FOOD PRODUCTS, INC.

By:	/s/ Daniel W. Dowe
Daniel W. Dowe
President

DATED:  December 8, 2009

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